EXHIBIT 21

                         AMCOL INTERNATIONAL CORPORATION
                               SUBSIDIARY LISTING

                        Company Name                                 Country           State       Ownership %
AMCOL (Holdings) Ltd.                                         England                                  100
AMCOL International Corporation                               USA                    DE              Parent
ACC-Chem Limited                                              Cyprus                                   100
ACC-Colloid Technology Limited                                Cyprus                                   100
ACP Export, Inc.                                              U.S. Virgin Islands                      100
American Colloid Company                                      USA                    DE                100
American Colloid Company Ltd.                                 Canada                 Ontario           100
Ameri-Co Carriers, Inc.                                       USA                    NE                100
CETCO Canada Ltd.                                             Canada                 Ontario           100
CETCO (Europe) Limited                                        England                                  100
CETCO Pty., Ltd.                                              Australia                                100
Chemdal Corporation                                           USA                    DE                100
Chemdal International Corporation                             USA                    DE                100
Chemdal Limited                                               England                                  100
Chemdal Pty., Ltd.                                            Australia                                100
Colloid Environmental Technologies Company (CETCO)            USA                    DE                100
Colloid Abwassertechnik GmbH                                  Germany                                  100
Foundry Supplies Limited                                      England                                  100
Jianping Redhill Volclay Bentonite Co. Ltd.                   China                                    33
Montana Minerals Development Company                          USA                                      100
Nanocor, Inc.                                                 USA                    DE                100
Nanocor, Ltd.                                                 England                                  100
Nationwide Freight Service, Inc.                              USA                    NE                100
Regeneration Technologies, Inc.                               USA                    DE                100
Superior Absorbents, Inc. (Formerly Colloid-Piepho, Inc.)     USA                    DE                100
Volclay de Mexico, S.A. de C.V.                               Mexico                                   49
Volclay International Corp.                                   USA                    DE                100
Volclay Limited                                               England                                  100
Volclay Pty., Ltd.                                            Australia                                60
Volclay Siam Ltd.                                             Thailand                                 100